Exhibit 10.19
ACTION BY WRITTEN CONSENT
OF THE DIRECTORS OF
NYTEX ENERGY HOLDINGS, INC.
     The undersigned, being the directors of NYTEX Energy Holdings, Inc., a Delaware corporation, (the “Company”) acting pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby consent to, approve and adopt the following resolution:
RESOLVED, that in the best interest of the Company, the Base Salary of each of the three officers of Company, being Michael Galvis, Bill Brehmer and Georgianna Hanes, be reduced to 80% of each officer’s contractual agreement with the Company for a temporary period of three months beginning February 16, 2010. The Board of Directors will review the financial condition of the Company prior to the end of such three month period to determine whether to extend the temporary reduction in the officer’s Base Salaries. If it is decided to continue the reduction, the Board will review this matter prior to the end of each subsequent three month period until it is determined by the Board that the Company is capable of maintaining the full Base Salaries of the officers.
RESOLVED, that the 20% reduction in officers’ Base Salaries is non recoverable and will not be recouped by the each individual officer.
The employment contracts for each officer will not be amended and will remain as written.
Dated: February 16, 2010

/s/ Michael Galvis
Michael Galvis

/s/ Bill Brehmer
Bill Brehmer